Exhibit 2.b.i.3

THIS FIFTH SUPPLEMENTAL AGREEMENT is dated 25th May, 2001 and made between:

(1)
TRADER.COM N.V. a company incorporated in The Netherlands with its registered office at Overschiestraat 161, 1062 XD, Amsterdam, The Netherlands (the "Parent");

(2)
TRADER.COM GROUP B.V., a company incorporated in The Netherlands with its registered office at Overschiestraat 161, 1062 XD, Amsterdam, The Netherlands, for itself and as agent for each of the Obligors (the "Obligors' Agent");

(3)
CREDIT SUISSE FIRST BOSTON as arranger of the Facilities (the "Arranger");

(4)
CREDIT SUISSE FIRST BOSTON as agent for the Lenders (in this capacity the "Facility Agent");

(5)
DLJ CAPITAL FUNDING, INC. as security agent and trustee for the Lenders (in this capacity the "Security Agent"); and

(6)
CREDIT SUISSE FIRST BOSTON as syndication manager (in this capacity the "Syndication Agent").

WHEREAS:

(A)
This Supplemental Agreement is supplemental to a credit agreement originally dated 11th December, 1998 (as novated, supplemented, amended and restated from time to time including without limitation by supplemental agreements dated 20th October, 1999, 14th February, 2000, 5th April, 2000 and 30th June, 2000, the "Credit Agreement").

(B)
The Parties have agreed to the giving of various waivers and to supplement and amend the Credit Agreement on and subject to the terms set out below.

IT IS AGREED as follows:

1. INTERPRETATION

(a)
Capitalised terms not otherwise defined in this Supplemental Agreement have the meanings given to them in the Credit Agreement, unless the context otherwise requires.

(b)
In this Supplemental Agreement:

  "Amended Credit Agreement" means the Credit Agreement as supplemented and amended by this Supplemental Agreement.

  "Australian Memo" means the memo prepared by the Obligors' Agent entitled "Project Chowder Deal Summary" describing the proposed acquisition of Trading Post Group, dated 4th April, 2001.

  "Group Re-organisation Letter" means the letter (including attachments) dated 15th February, 2001 from the Obligors' Agent to the Facility Agent concerning a proposed group re-organisation.

  "Implementation Date" has the meaning given to such term in Clause 6.

  "Merger Agreement" means the merger agreement dated 30th March, 2001 between Trader.com NV, Trader.com (Australia) Holdings Pty Limited, TCA and McAllery Holdings Pty Limited ("MFH").

  "MFH Shareholder Loan" means an interest free loan of AUD22,034,168 from MFH to TCA.

  "Mirabridge Letter" means the letter (including attachments) dated 16th March, 2001 from the Obligors' Agent to the Facility Agent concerning a proposed transfer of the shares of Mirabridge International B.V..

  "Shareholder Agreement" means the shareholders' deed to be made between Trader.com NV, Trader.com (Australia) Holdings Pty Limited, MFH and Trader.com (Australia) Pty Limited.

  "TCA" means Trader.com (Australia) Pty. Ltd.

(c)
Terms defined above or in the Recitals to this Supplemental Agreement have the same meaning when used in this Supplemental Agreement.

(d)
Clause 1.2 of the Credit Agreement is deemed to be set out in full in this Supplemental Agreement but as if references to the Credit Agreement are references to this Supplemental Agreement.

2. WAIVERS

(a) Financial covenant waivers

  (i)
  Trader.com Group BV has been in discussion with the Facility Agent concerning the interpretation of, and certain proposed amendments to, the method of calculating the financial covenants set out in Clause 22 for the purposes of the financial covenant tests for the annual Accounting Period ending 31st December, 2000.

  (ii)
  Trader.com Group BV has requested that solely for the purposes of the delivery of the audited consolidated Accounts of the Group for the financial year ended 31st December, 2000 and the calculation of the financial covenants for the annual Account Period ending on 31st December, 2000 the Lenders grant the following waivers:

  (A)
  for the purposes of calculating "Consolidated EBITDA" as defined in Clause 22.1 (Definitions) the language, from "provided, however, that if in any such period....." to the end of the definition shall be deleted and in its place there shall be added:

      "provided, however, that Consolidated EBITDA shall be adjusted by adding thereto an amount equal to the amount of negative Internet EBITDA (ignoring for this purpose that it is a negative number) for such period to the extent deemed to have been funded out of Retained Proceeds or cumulative Acceptable Equity Proceeds";

    (B)
    the "Internet Group" shall be deemed to mean that part of the Group which carries on the Internet Business, provided that no part of the Russian Group forms part of the Internet Group;

    (C)
    for the purposes of calculating "Consolidated Cash Flow" sub-paragraph (iv) shall be deemed to be amended to read "minus all Capital Expenditure (save to the extent funded from Net Proceeds as contemplated in Clause 9.5(a) (A) (II), or deemed to be funded out of Retained Proceeds or cumulative Acceptable Equity Proceeds)";

    (D)
    the Applicable Accounting Principles for the Internet Group contained in Schedule 12 shall be amended by deleting the then existing Schedule 12 to the Credit Agreement and replacing it with Schedule 1 to this Agreement.

    (together the "Financial Covenant Waivers").

  (iii)
  Subject to the occurrence of the Implementation Date, the Lenders agree to the Financial Covenant Waivers.

  (iv)
  The Parent undertakes to deliver the annual consolidated audited Accounts of the Group for the financial year ending 31st December, 2000 together with the related compliance certificates signed by the Auditors and the Chief Financial Officer referred to at Clause 21.2(a)(iv) to the Facility Agent as soon as reasonably practicable but in any event by the earlier of the date 5 Business Days after the Implementation Date and 30th May, 2001.

(b) Group re-organisation

  (i)
  In accordance with the tax plan you presented to the Lenders in 1998 you have informed us that you wish to carry out a Group re-organisation in the manner set out in the Group Re-organisation Letter, in order to reduce certain tax inefficiencies in the current Group structure.

  (ii)
  You have requested the following releases and waivers from the Lenders in order to enable the Group re-organisation contemplated in the Group Re-organisation Letter to occur substantially in the manner set out in such letter:

  (A)
  a waiver of Clause 21.8(a) to the extent necessary to enable Hebdo Mag Company to transfer all the shares of Hebdo Mag Finance BV to Trader.com Group B.V., the consideration to be left outstanding by way of inter-company promissory note;

  (B)
  a waiver of Clause 21.15 to the extent necessary to enable Hebdo Mag Europe B.V. and Hebdo Mag Finance B.V. to merge into Trader.com Group B.V., with Trader.com Group B.V. being the surviving entity;

  (C)
  a waiver of Clause 21.8 to the extent necessary to enable (I) Tivana Holding B.V. to transfer all of the shares of Hebdo Mag Company to Tivana Holding (Canada) Inc and (II) Tivana Holding B.V. to transfer all of the shares of Tivana Holding (BC) Inc. to Tivana Holding (Canada) Inc.;

  (D)
  a waiver of Clause 21.15 to the extent necessary to enable Hebdo Mag Company to amalgamate with Tivana Holding (Canada) Inc, with the surviving entity being renamed Trader.com (Canada) Inc;

  (E)
  a waiver of Clause 21.15 to the extent necessary to enable Tivana Holding (BC) Inc to merge with Trader.com (Canada) Inc;

  (F)
  a waiver of Clause 21.15 to the extent necessary to enable The B.A.S.P. Buy and Sell Press Ltd, Dealer's Choice Magazine Ltd, The B.A.S.P. Auction Site Ltd, B.A.S.P. Communications Inc, AT Publications (B.C.) Company and B.B. Publications Ltd to amalgamate into one surviving entity;

  (G)
  a waiver of Clause 21.8(a) to enable Hebdo Mag Europe BV to transfer all the shares of Trader.com France SA owned by it, to Trader.com Acquisitions France SA in exchange for shares in Trader.com Acquisitions France S.A.;

  (H)
  a waiver of Clause 21.8(b) to enable the transfer of HMM Marketing Kft's assets and liabilities to Expressz Kiado Rt to take place;

  (I)
  a waiver of Clause 21.18(a) to enable Hebdo Mag Europe BV to transfer Expressz Kiado Rt to Trader.com (Hungary) Rt, the consideration to be left outstanding by way of inter-company promissory note:

  (J)
  a waiver of Clause 21.15 to enable the merger of Expressz Kiado Rt into Trader.com (Hungary) Rt;

  (K)
  a waiver of Clause 21.8(a) to enable the shares of each of Arimpex B.V., Cerca e Trova and Editoriale Secondamano S.r.l. to be transferred to Trader.com Group B.V., the consideration to be left outstanding by way of intercompany promissory note;

  (L)
  a waiver of Clause 21.8(b) to enable Inedit SpA to transfer its interest in Via Via CV to Trader.com Group BV;

    (M)
    a waiver of Clause 21.15 to enable Inedit SpA and Editoriale Secondamano S.r.l. to merge;

    (N)
    a waiver of Clause 21.15 to enable Gula Tidningen, Lila Tidningen and Gula Interactive Trader to effect a tax free merger and for Gula Tidningen and Trader.com Sweden to effect a tax free merger;

    (O)
    a waiver of Clause 21.8(a) to enable the shares of Gula Tidningen to be transferred to Trader.com (Sweden) AB, the consideration to be left outstanding by way of inter-company promissory note;

    (P)
    a waiver of Clause 21.8 to enable Great Northern Wheels and Deals, Inc. to merge with MGA Investment Co. Inc pursuant to an agreement of merger;

    (Q)
    a waiver of Clause 21.8(b)(xi) to permit the sale of all of the assets of Peddler's Post Inc. to The Trader Enterprises Inc., the consideration to be left outstanding by way of inter-company promissory note;

    (R)
    a waiver of Clause 21.8(a) to enable the shares of Trader.com (Polska) SpZoo to be transferred to Trader.com Group B.V., the consideration to be left outstanding by way of inter-company promissory note;

    (S)
    a waiver of Clause 21.18 to permit the issue of shares in the newly incorporated Via Via BV,

      (together the "Group Re-organisation Waivers").

  (iii)
  The Parent and the Obligors' Agent each represent and warrant to the Finance Parties, on the date of this Supplemental Agreement and on the Implementation Date, that:

  (A)
  the information set out in the Group Re-organisation Letter is true and correct in all material respects and does not omit to disclose any information which would result in any information contained in the Group Re-organisation Letter being misleading in any material respect in the context of the Senior Finance Documents; and

  (B)
  all expressions of opinion or intention and all forecasts and projections contained in the Group Re-organisation Letter were arrived at after careful consideration, are fair and are based on reasonable grounds.

  (iv)
  Subject to:

  (A)
  the representations in paragraph (iii) above being true and correct on the date of this Supplemental Agreement and on the Implementation Date; and

  (B)
  the Implementation Date occurring,

    the Finance Parties agree to the Group Re-organisation Waivers and authorise the Facility Agent and the Security Agent to execute any necessary release or other document to give effect to the Group Re-organisation Waivers.

  (v)
  The Obligors' Agent will notify the Facility Agent in writing promptly on the occurrence of any of the steps referred to in paragraph (ii) above.

  (vi)
  Within 3 weeks of the taking of the steps referred to in Clauses 2(b)(ii)(B), (D), (E), (F), (I), (J), (K), (L), (M), (N) and (O) above the Obligors will procure that:

  (A)
  such new or supplemental security (in form and substance satisfactory to the Security Agent) is granted over the shares of any member of the Group whose shares are currently charged or pledged to the Lenders, which member of the Group has been transferred, merged or amalgamated or has issued new shares as part of the Group re-organisation as the Security Agent may require or as is required by the Credit Agreement;

    (B)
    security (in form and substance satisfactory to the Security Agent) is granted over any inter-company promissory note in an amount of E5 million (or its equivalent) or more;

    (C)
    any Obligor which has merged or been amalgamated as part of the Group reorganisation shall execute such additional or supplemental guarantee of amounts outstanding under the Senior Finance Documents as the Facility Agent may reasonably require; and

    (D)
    the Facility Agent receives in form and substance satisfactory to it such corporate documentation including where requested board resolutions and shareholder resolutions relating to the Group Re-organisation Waivers and the security referred to at sub-paragraphs (A) and (B) above and the guarantees referred to at subparagraph (C) above as it may reasonably require together with legal opinions addressed to the Finance Parties.

  (vi)
  In the event that the step referred to in Clause 2(b)(ii)(B) is not completed within 3 weeks of the step referred to in Clause 2(b)(ii)(A) being completed then the Obligors Agent will procure within 10 Business Days of the step referred to in Clause 2(b)(ii)(A) being completed that:

  (A)
  such new or supplemental security (in form and substance satisfactory to the Security Agent) is granted by Trader.com Group BV over its shareholdings in Hebdo Mag Finance BV; and

  (B)
  the Facility Agent receives in form and substance satisfactory to it such corporate documentation including where requested a board resolution and a shareholder resolution relating to the step referred to in Clause 2(b)(ii)(A) and the security referred to at sub-paragraph (A) above as it may reasonably require together with a legal opinion addressed to the Finance Parties.

  (vii)
  In the event that the step referred to in Clause 2(b)(ii)(D) is not completed within 3 weeks of the steps referred to in Clause 2(b)(ii)(C) being completed then the Obligors Agent will procure within 10 Business Days of both steps referred to in Clause 2(b)(ii)(C) being completed that:

  (A)
  such new or supplemental security (in form and substance satisfactory to the Security Agent) is granted by Tivana Holding (Canada) Inc over its shareholdings in Hebdo Mag Company and Tivana Holding (BC) Inc; and

  (B)
  the Facility Agent receives in form and substance satisfactory to it such corporate documentation including where requested board resolutions and shareholder resolutions relating to the steps referred to in Clause 2(b)(ii)(A) and the security referred to at sub-paragraph (A) above as it may reasonably require together with a legal opinions addressed to the Finance Parties.

  (viii)
  In the event that the step referred to in Clause 2(b)(ii)(J) is not completed within 3 weeks of the steps referred to in Clause 2(b)(ii)(I) being completed then, the Obligors Agent will procure within 10 Business Days of the step referred to in Clause 2(b)(ii)(H) being completed that:

  (A)
  such new or supplemental security (in form and substance satisfactory to the Security Agent) is granted by Trader.com (Hungary) Rt Inc over its shareholding in Expressz Kiado Rt; and

    (B)
    the Facility Agent receives in form and substance satisfactory to it such corporate documentation including where requested a board resolution and a shareholder resolution relating to the step referred to in Clause 2(b)(ii)(A) and the security referred to at sub-paragraph (A) above as it may reasonably require together with a legal opinions addressed to the Finance Parties.

(c) Mirabridge Transfer

  (i)
  You have informed us that you wish to transfer (the "Mirabridge Transfer") all of the shares of Mirabridge International B.V. from Trader.com NV to Trader.com Group BV.

  (ii)
  You have requested the following waivers from the Lenders:

  (A)
  a waiver of Clause 21.8(a) to the extent necessary to permit the transfer of all the shares of Mirabridge International B.V. held by Trader.com N.V. from Trader.com NV to Trader.com Group B.V.; and

  (B)
  a waiver of Clause 21.47(a)(iv) to the extent necessary to enable Trader.com Group B.V. to acquire the shares of Mirabridge International B.V. transferred by Trader.com N.V.,

      (together the "Mirabridge Waivers").

      (iii) Subject to:

    (A)
    the Implementation Date occurring; and

    (B)
    the Mirabridge Transfer occurring on or before 30th June, 2002;

    the
    Finance Parties agree to the Mirabridge Waivers.

(d) Australian Acquisition

  (i)
  You have informed us that TCA intends to acquire (the "Australian Acquisition") Trading Post Group Ltd (ACN 008 500 365) ("TPG") in consideration of the payment of AUD 60 million and the issue of new shares by TCA representing 30.1% of the total number of issued voting shares in TCA in the manner set out in the Merger Agreement. Trader.com Australia Holdings BV will be incorporated in The Netherlands as a wholly owned subsidiary of Montaigne VII BV. Trader.com (Australia) Holdings Pty Ltd ("TCAH") will transfer all of its shares in TCA to Trader.com Australia Holdings BV ("TCAHBV") (the "Transfer"). The shares will be transferred for an amount equal to the indexed cost base of the shares.

  (ii)
  You have requested the following releases and waivers from the Lenders in connection with the Australian Acquisition in each case in the manner and only to the extent provided for in the Australian Memo:-

  (A)
  a release of the guarantees given by each of TCA, The Melbourne Trading Post Pty Ltd and Hebdo Mag Brisbane Pty Ltd;

  (B)
  a release of the share pledges granted by TCA over its shares in The Melbourne Trading Post Pty Ltd and Hebdo Mag Brisbane Pty Ltd and of the share pledge granted by The Melbourne Trading Post Pty Ltd over its shares in The National Trading Post Pty Ltd;

  (C)
  a waiver of Clause 19.3(c) to the extent that TCA would otherwise be required to grant security over the shares in TPG;

  (D)
  a waiver of Clause 21.18(d) to the extent necessary to permit the issue of shares in TCA to MFH to fund the non-cash portion of the purchase price for TPG which will result in MFH owning 30.1% of the issued shares of TCA;

    (E)
    a waiver of Clause 21.10 to the extent necessary to permit the granting of the MFH Shareholder Loan;

    (F)
    a waiver of Clause 21.26 to the extent necessary for the amendment of the Constitution of TCA;

    (G)
    a waiver of Clause 21.12 to the extent necessary to allow the grant of a guarantee by the Parent of all of the obligations of TCAH or Trader.com or TCAHBV under the Shareholder Agreement and Merger Agreement including:

    (a)
    TCAH's or TCAHBV's obligations pursuant to the covenant not to compete granted by TCAH pursuant to clause 12 of the Shareholder Agreement;

    (b)
    TCAH's or TCAHBV's obligations pursuant to the put option contained in clause 9 of the Shareholder Agreement; and

    (c)
    TCAH's or TCAHBV's performance of its warranties and indemnities contained in the Merger Agreement;

    (H)
    a waiver of Clause 21.8(a) to the extent necessary so that MFH may conduct a trade sale of the shares in TCA owned by TCAH or TCAHBV pursuant to the terms of the Shareholder Agreement if MFH exercises its put option and either TCAH or TCAHBV gives notice to MFH that it is not able to fund the purchase price for the shares in TCA owned by MFH or if TCAH or TCAHBV gives notice that it will pay the purchase price in connection with the exercise of the put option and then fails to do so;

    (I)
    a waiver of Clause 21.15 to the extent necessary for the incorporation of Trader.com Australia Holdings BV and for a transfer of the shares of TCA held by TCAH to Trader.com Australia Holdings BV;

    (J)
    a waiver of Clause 21.13 to permit the grant by TCAH or TCAHBV of a put option arrangement with MFH entitling MFH to put its shares in TCA to TCAH or TCAHBV;

    (K)
    a waiver of Clause 21.18(a) to the extent necessary to permit the redemption of preference shares by TCA in accordance with the new Clause 21.48 of the Credit Agreement inserted by this Supplemental Agreement,

    (together the "Australian Waivers").

  (iii)
  The Parent and the Obligors' Agent each represent and warrant to the Finance Parties on the date of this Supplemental Agreement and on the Implementation Date, that:

  (A)
  the information set out in the Australian Memo is true and correct in all material respects and does not omit to disclose any material failure to disclose which would result in any information contained in the Australian Memo being misleading in any material respect in the context of the Senior Finance Documents; and

  (B)
  all expressions of opinion or intention and all forecasts and projections contained in the Australian Memo were arrived at after careful consideration, are fair and are based on reasonable grounds.

      (iv) Subject to:

    (A)
    the representations in paragraph (a)(iii) above being true and correct on the date of this Supplemental Agreement and on the Implementation Date;

    (B)
    Trader.com Australia Holdings BV undertakes not to carry on any business or own any assets or incur any liabilities, other than:

          (i)  the ownership of shares in the capital of TCA and of cash or cash equivalents;

          (ii) the provisions of administrative services to members of the Australian Group on arm's-length terms; or

          (iii) incurring Financial Indebtedness under the Finance Documents;

    (C)
    the Implementation Date occurring;

    (D)
    the Australian Acquisition occurring on or before close of business in London on 30th June, 2001;

    (E)
    receipt by the Security Agent of a duly executed pledge or charge over 69.9% of the issued share capital of TCA owned, by (until the Transfer TCAH and after the Transfer) Trader.com Australia Holdings BV in form and substance satisfactory to the Security Agent;

    (F)
    receipt by the Security Agent of a duly executed pledge or charge by Montaigne VII B.V. over 100% of the issued shares of Trader.com Australia Holdings BV in form and substance satisfactory to the Security Agent;

    (G)
    once the Transfer has been completed Trader.com Australia Holdings BV becoming an Additional Borrower and an Additional Guarantor in accordance with Clauses 19.1 (Additional Borrower) and 19.2 (Additional Guarantors);

    (H)
    receipt by the Facility Agent in form and substance satisfactory to it of corporate documentation including where requested board resolutions, shareholder resolutions and legal opinions addressed to the Finance Parties in connection with the charges and pledges referred to in sub-paragraphs (D) and (E) above and (J) below as it may reasonably require;

    (I)
    in the case of any sale of the shares in TCA as contemplated in paragraph (ii)(I) above, release by the Security Agent of its security over the shares in TCA subject to receipt by the Facility Agent of the Net Proceeds arising from any such sale for use in prepayment of the Utilisations in the manner contemplated in Clause 9.5;

    (J)
    security (in form and substance satisfactory to the Security Agent) being granted over any inter-company promissory note issued by Trader.com Australia Holdings BV to TCAH in respect of the transfer by TCAH of its shareholding in TCA, the Finance Parties agree to the Australian Waivers and authorise the Facility Agent and Security Agent to execute any necessary release or other document to give effect to the Australian Waivers.

(e) Annual Audited Accounts

  (i)
  You have informed us that the Parent will not be able to supply the Facility Agent with the financial information required by Clause 21.2(a)(i) and 21.2(a)(iv) (the "Financial Information") within 120 days of the end of its financial year.

  (ii)
  You have therefore requested that the Majority Lenders waive the requirement to supply the Financial Information until 30th May, 2001.

  (iii)
  On the basis of the information that the Parent has supplied to them, the Majority Lenders have agreed to waive the requirement to supply the Financial Information until no later than 30th May, 2001.

3. AMENDMENTS TO THE CREDIT AGREEMENT

  On and with effect from the Implementation Date (provided that, subject to the Implementation Date occurring, the amendments shall be deemed to have taken effect from 1st January, 2001), the Credit Agreement shall be supplemented and amended by this Supplemental Agreement as follows:

  (a)
  In Clause 1.1:

        (i)  The definition of "Finance Documents" shall be amended by the insertion of the words ", the Fifth Supplemental Agreement" after "Intercreditor Agreement" in line five.

        (ii) The following definition shall be added:

      "Fifth Supplemental Agreement" means the supplemental agreement entered into between, inter alia, the Obligors' Agent and the Facility Agent dated on or about 23rd May, 2001 supplementing and amending the terms of this Agreement.'

        (iii) The definition of "Internet Group" shall be deleted and replaced by:

      "Internet Group" means that part of the Group which carries on the Internet Business, provided that no part of the Russian Group may form part of the Internet Group'.

        (iv) The definition of "Margin" shall be deleted and replaced by:

      "Margin" means:

      (a)
      in respect of any Tranche A Advance or Tranche D Utilisation, two point two five zero per cent. (2.25%) per annum, save as adjusted pursuant to Clause 10.4;

      (b)
      in respect of any Tranche B Advance, three point zero per cent. (3.00%) per annum;

      (c)
      in respect of any Tranche C Advance, three point five zero per cent. (3.50%) per annum; and

      (d)
      in respect of any Tranche E Advance, two point seven five per cent. (2.75%) per annum,

      in each case as adjusted pursuant to Clause 10.7."

        (v) The following definitions shall be added:

      "End Internet Maximum Amount" means at the end of any quarterly Accounting Period ending on an Accounting Date falling on or prior to 30 September, 2003 an amount which shall be calculated by subtracting from the Beginning Internet Maximum Amount for the quarterly Accounting Period the aggregate amount applied or deemed to be applied by members of the Group in funding Capital Expenditure on the Internet Group or in funding negative Internet EBITDA during the quarterly Accounting Period.

      Provided, however, that if the End Internet Maximum Amount is a positive amount as of December 31, 2002, this amount shall not be reduced by subsequent amounts applied or deemed to be applied by members of the Group in funding Capital Expenditure on the Internet Group or in funding negative Internet EBITDA during any subsequent quarterly Accounting Period.

      "Beginning Internet Maximum Amount" means for the quarterly Accounting Period ended 31 March 2001, E50,000,000 and thereafter shall be taken from the End Internet Maximum Amount for the previous quarterly Accounting Period, except for the quarter ended March 31, 2002 for which the Beginning Internet Maximum Amount is the End Internet Maximum Amount for the previous quarterly Accounting Period plus E10,000,000.

      "Internet Maximum Amount" means:

      (a)
      during the period from 1st January, 2001 to 31st December, 2001, an amount of E50,000,000;

      (b)
      during the period from 1st January, 2002 to 31st December, 2002 an aggregate amount equal to E60,000,000 less the Year 1 Amount; and

      (c)
      for the period falling after 31st December, 2002, an amount of Zero.

      "Year 1 Amount" means the amount spent or deemed to be spent by the Group in funding Capital Expenditure on the Internet Group or in funding negative Internet EBITDA during the financial year ending 31st December, 2001 as certified by the Chief Financial Officer in the certificate referred to in Clause 21.2(a)(iv)(A)(II) delivered together with the annual audited consolidated Accounts for such financial year."

        (vi) The definitions of "Retained Proceeds" and "Tranche E Retained Proceeds" shall each be deleted.

  (b)
  Clause 2.2(i) (Limitations) shall be deleted.

  (c)
  Clause 4.2(a) (Utilisation of Tranche A Facility) shall be deleted and paragraph (b) re-numbered paragraph (a) and shall be amended by inserting the following words at the end of the Clause "which may include both prospective and past uses of the funds".

  (d)
  In Clause 4.3(e)(i) there shall be deleted the words "and/or (IV) out of the Tranche E Retained Proceeds".

  (e)
  Clause 10.4(a) shall be amended by inserting "and subject to Clause 10.7" after "there being no outstanding Event of Default at such time" in line 12.

  (f)
  A new Clause 10.7 shall be inserted as follows:

    "10.7 Margin Step-Up

    (a)
    In this Clause 10.7

      "First Step-Up Date" means the 30th November, 2001.

    (b)
    On the First Step-Up Date the Margin for all Advances made or outstanding under each Facility shall be increased by zero point two five per cent. (0.25%) per annum.

    (c)
    Ninety days after the First Step-Up Date (the "Second Step-Up Date") the Margin for all Advances made or outstanding under each Facility shall be increased by a further zero point two five per cent. (0.25%) per annum.

    (d)
    Ninety days after the Second Step-Up Date the Margin for all Advances made or outstanding under each Facility shall be increased by a further zero point two five per cent. (0.25%) per annum.

    (e)
    Any adjustment to the Margin in respect of any Tranche A Advance or Tranche D Utilisation referred to in Clause 10.4 shall be subject to and increased by the increases in the Margin referred to in this Clause 10.7 (so that there shall be added to the Margin rates specifically referred to in Clause 10.4, the increases in the Margin rates referred to in this Clause 10.7)."

  (g)
  Clause 21.2(a)(iv)(A)(II)(VII) shall be deleted and replaced with "certifying the amounts applied or deemed to be applied by members of the Group in reduction of the Internet Maximum Amount during such annual Accounting Period, the End Internet Maximum Amount and a description of such items".

  (h)
  Clause 21.2(a)(iv)(C)(V) shall be deleted and replaced with "certifying the amounts applied or deemed to be allocated by members of the Group in reduction of the Internet Maximum Amount during such quarterly Accounting Period, the End Internet Maximum Amount and a description of such items".

  (i)
  Clause 21.10(c) shall be amended by inserting the words "or Clause 21.48(i)" at the end of the Clause.

  (j)
  Clause 21.15(d)(iii)(C) shall be deleted.

  (k)
  Clause 21.34(a) shall be amended by deleting "or (iii) out of Retained Proceeds" at the end of the Clause.

  (l)
  Clause 21.48 (IPO Proceeds) shall be deleted.

  (m)
  A new Clause 21.48 (Australian Group) shall be inserted as follows:

    "21.48 Australian Group

    Each of the Parent and Trader.com Australia Holdings BV undertakes to procure that:

    (i)
    any of TCA and its Subsidiaries (together the "Australian Group") may only incur or permit to remain outstanding any Borrowings falling within paragraphs (a), (b), (c) or (g) of the definition of Borrowings in Clause 1.1 in an aggregate principle amount for the Australian Group as a whole at any time outstanding not exceeding A$5 million (or its equivalent in other currencies) (but excluding the MFH Shareholder Loan) or as otherwise agreed by the Majority Lenders;

    (ii)
    a member of the Group which is not a member of the Australian Group may not lend to or guarantee the obligations of any member of the Australian Group unless the Majority Lenders consent in writing;

    (iii)
    a member of the Group which is not a member of the Australian Group may not acquire or subscribe for shares in or otherwise invest in any member of the Australian Group unless the Majority Lenders consent in writing, except that Trader.com Australia Holdings BV may acquire the 30.1% of the issued shares of TCA owned by MFH under the Shareholder Agreement (as defined in the Fifth Supplemental Agreement);

    (iv)
    subject to any restrictions imposed by applicable law, TCA will declare and pay a dividend or redeem any issued preference shares annually in such amount as is necessary to ensure that Trader.com Australia Holdings BV receives annually a dividend or amounts payable on redemption from TCA in an amount equal to the amount of interest accrued during the equivalent 12 month period (whether or not paid) on any Tranche E Advance made to Trader.com Australia Holdings BV;

    (v)
    no member of the Group may utilise any amount drawndown under the Credit Agreement to fund directly or indirectly any amount payable to MFH (or any successor or assignee of it) for any of the shares in TCA held by MFH (or such successor or assignee)."

  (n)
  A new Clause 21.49 (Facility A Restriction) shall be inserted as follows:

    "21.49 Facility A Restriction

    (a)
    The Parent undertakes that it will negotiate in good faith with the Facility Agent acting reasonably (on behalf of the Lenders) with a view to agreeing within 30 days of the Implementation Date such amendments to the financial covenants and/or calculations in Clause 10.4 or Clause 22 or the definitions used or referred to in those Clauses as are required to enable the Lenders to effectively monitor the Group's financial performance for the financial years ending 31st December, 2001 and 31st December, 2002.

    (b)
    Until such time as:

    (i)
    the Parent and the Facility Agent acting reasonably (on behalf of the Lenders) have agreed the amendments referred to in paragraph (a) above and the Parties have entered into such amendments to the Credit Agreement as are reasonably required to implement such amendments;

    (ii)
    the Parent has supplied to the Facility Agent the quarterly unaudited consolidated management Accounts of the Group for the two quarterly Accounting Periods ending 31st March, 2001 and 30th June, 2001 (together with the aggregated management accounts of the Internet Group for such period); and

    (iii)
    the Accounts referred to in sub-paragraph (ii) above, objectively demonstrate that the financial performance of the Group meets or exceeds the budget provided to the Lenders at the Lender presentation by the Parent dated 11th May, 2001, the Original Euro Amount of the outstanding Tranche A Advances may not exceed E30,000,000."

  (o)
  In the definition of Consolidated Cash Flow in Clause 22.1, sub-paragraph (iv) shall be amended by inserting after "as contemplated in clause 9.5(a)(A)(II)" the words "or, to the extent funded out of Acceptable Equity Proceeds or to the extent the certificate provided by the Chief Financial Officer for the relevant period under Clause 21.2(a)(iv)(A)(II) or 21.2(a)(iv)(C) includes such Capital Expenditure used to reduce the Internet Maximum Amount for such period ".

  (p)
  The definition of "Consolidated EBITDA" in Clause 22.1(a) shall be amended by deleting from "provided, however, that if...." to and including "Acceptable Equity Proceeds are to be so included" at the end of the definition, and inserting in its place:

    "PROVIDED HOWEVER, that subject to the next sentence if in any such period the Internet EBITDA during such period is not positive, Consolidated EBITDA shall be adjusted by adding thereto an amount equal to the amount of the Internet EBITDA for such period as if it were a positive number only if the End Internet Maximum Amount at the end of such period is a positive number. If the End Internet Maximum Amount at the end of such period is a negative number, the amount added to Consolidated EBITDA shall be equal to the sum of the absolute value of the Internet EBITDA for that period (as if it were a positive number) minus the End Internet Maximum Amount (as if it were a positive number). Notwithstanding the proviso in the previous sentence no amount of negative Internet EBITDA which arose or was incurred on or after 1st January, 2003 shall be added back to Consolidated EBITDA and any such negative Internet EBITDA shall be ignored for the purposes of the calculation in such proviso.

  (q)
  Clause 22.3(a)(i) shall be amended by deleting "(B) and Capital Expenditure to the extent that such Capital Expenditure is funded from Retained Proceeds" and replacing it with the following "(B) and Capital Expenditure to the extent that such Capital Expenditure is deemed to be funded out of or applied in reduction of the Internet Maximum Amount during the relevant period in any of the certificates of the Chief Financial Officer delivered to the Facility Agent for such period under Clauses 21.2(a)(iv)(A)(II) or 21.2(a)(iv)(C)".

  (r)
  Clause 23.1(y) shall be amended by deleting the then existing Clause 23.1 (y) and replacing it with the following new Clause 23.1 (y):.

    23.1(y) Internet EBITDA

    If any quarterly Accounts of the Group delivered to the Facility Agent under Clause 21.2 show that the End Internet Maximum Amount at the end of that quarterly Accounting Period is a negative number or any members of the Group make or incur Capital Expenditure on the Internet Group or fund negative Internet EBITDA which is not funded out of the Beginning Internet Maximum Amount.

  (s)
  Hebdo Mag Brisbane Pty Ltd shall cease to be a Borrower for the purposes of the Senior Finance Documents and shall immediately repay any Borrowings made by it outstanding under the Credit Agreement (together with accrued interest thereon).

  (t)
  Clause 29.2 shall be amended by inserting at the end of paragraph (f) "or Clause 23.1(y)".

  (u)
  Schedule 12 shall be amended by deleting the then existing Schedule 12 and replacing it with Schedule 1 to this Agreement.

4. FURTHER AMENDMENTS TO THE CREDIT AGREEMENT

(a)
Provided that, the Implementation Date has occurred, from the first Accounting Period ending on an Accounting Date falling after 1st January, 2004 for which Internet EBITDA has been positive for four consecutive three month Accounting Periods ending on that Accounting Date then the Credit Agreement shall be further supplemented and amended by this Supplemental Agreement as follows:

(i)
the definition of Agreed Form Internet Accounts shall be deleted;

(ii)
paragraph (b) of the definition of the Applicable Accounting Principles shall be deleted;

(iii)
the following words shall be deleted from Clause 20.1(g)(i)" (or in the case of Accounts delivered under Clause 21.2(a)(i)(C), such Accounts)";

(iv)
Clause 20.1(g)(iii) shall be deleted;

(v)
Clause 21.2(a)(i)(C) shall be deleted;

(vi)
Clause 21.2(a)(ii) shall be amended by deleting the words "and the unaudited consolidated or as the case may be aggregated management accounts for the Internet Group" from lines 4 and 5;

(vii)
Clause 21.2(a)(ii) shall be further amended by deleting the words "or the Agreed Form Internet Accounts (including at least a Schedule of revenue and expenses and a Schedule of Capital Expenditure) as, the case may be" from lines 9, 10 and 11;

(viii)
Clause 21.2(a)(iii) shall be amended by deleting the words "and the unaudited consolidated or as the case may be aggregated management accounts of the Internet Group" from lines 3 and 4;

(ix)
Clause 21.2(a)(iii) shall be amended by deleting the words "or the Agreed Form Internet Accounts (including at least a Schedule of Revenue and Expenses and a Schedule of Capital Expenditure) as the case may be" from lines 8, 9 and 10.

  (x)
  Clause 21.2(a)(iv)(B) shall be deleted;

  (xi)
  Clause 21.2(a)(iv)(A)(II)(VII) shall be deleted; and

  (xii)
  Clause 21.2(a)(iv)(C)(V) shall be deleted.

(b)
Provided that the Implementation Date has occurred, from the first Accounting Date falling after the Implementation Date on which Internet EBITDA has been positive for two consecutive three month Accounting Periods ending on that Accounting Date then Clause 23.1(y) shall be deleted.

5. REPRESENTATIONS AND WARRANTIES

  By the Obligors' Agent's execution of this Supplemental Agreement, it and each other Obligor represents and warrants to each Finance Party on the date of this Supplemental Agreement and on the Implementation Date that:

  (a)
  Powers and authority: It has the power to enter into and perform this Supplemental Agreement and the Amended Credit Agreement and the transactions to be implemented pursuant thereto, and has taken all necessary action to authorise the entry into, performance and delivery of, this Supplemental Agreement and the transactions contemplated by this Supplemental Agreement (including, without limitation, under the Amended Credit Agreement).

  (b)
  Legal Validity: Subject to the Reservations, this Supplemental Agreement constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligations enforceable against it and no limit on its powers will be exceeded as a result of the transactions and matters provided for in the Supplemental Agreement and the Amended Credit Agreement.

  (c)
  Non-conflict: The entry into and performance by it of, and the transactions contemplated by the Supplemental Agreement and the Amended Credit Agreement, do not:

  (i)
  conflict with any law or judicial or official regulation applicable to it; or

  (ii)
  conflict with its constitutional documents; or

  (iii)
  conflict in any respect with, or entitle any third party to terminate, any agreement or document which is binding upon it, any other member of the Group or any asset of any member of the Group in a manner or to an extent which would be reasonably likely to have a Material Adverse Effect or in a manner or to an extent which could result in any liability on the part of any Finance Party to any third party.

  (d)
  Authorisations: All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Supplemental Agreement (including, without limitation, under the Amended Credit Agreement) have been obtained or effected (as appropriate) and are in full force and effect or will be obtained before any of the contemplated transactions are carried out.

  (e)
  No default: No Default is outstanding or is reasonably likely to result from the amendment and restatement of the Credit Agreement provided for in this Supplemental Agreement.

  (f)
  Obligors' Agent: The Obligors' Agent is duly authorised and empowered by each other Obligor to execute this Supplemental Agreement on its behalf.

  (g)
  Representations in the Credit Agreement: With the exception of Clause 20.1(e), (j), (w) and (x) of the Credit Agreement, the representations and warranties set out in Clause 20 (Representations and Warranties) of the Credit Agreement are repeated on and are true as if made on the date of this Supplemental Agreement and on the Implementation Date. The

    representations and warranties set out in Clause 20.1(e) are repeated on and true if made on the Implementation Date.

6. CONDITIONS PRECEDENT

  Clause 3 and the amendments to the Credit Agreement provided for in this Supplemental Agreement are subject to and shall not come into effect until the date (the "Implementation Date") on which the Facility Agent notifies the Obligors' Agent and the Lenders in writing that it has received in form and substance satisfactory to it:

  (a)
  a certified copy of a resolution of the directors of each of the Parent and the Obligors' Agent approving this Supplemental Agreement and authorising a specified person or persons to execute this Supplemental Agreement;

  (b)
  a certified true copy of the Australian Memo;

  (c)
  a certified true copy of the Mirabridge Letter;

  (d)
  a certified true copy of the Group Re-organisation Letter;

  (e)
  a certified true copy of the Merger Agreement;

  (f)
  a certified true copy of (i) a Group structure chart showing the ownership structure of the Group immediately prior to the Implementation Date, and (ii) a Group Structure chart showing the ownership structure of the Group after the implementation of the various acquisitions, transfers and mergers referred to in Clause 2 (Waivers); and

  (g)
  a certified copy of the document entitled "Bank Presentation" dated 11th May, 2001 provided to the Lenders at the presentation by the Parent to the Lenders.

    The Facility Agent shall give such notification promptly upon being satisfied that such conditions precedent have been met.

    If the Implementation Date has not occurred on or before 30th May, 2001 the amendments to the Credit Agreement set out in Clause 3 shall be cancelled and shall not come into effect.

7. CONDITIONS SUBSEQUENT

(a)
Within 5 Business Days of the Implementation Date, the Obligors' Agent will deliver to the Facility Agent:

(i)
a certified copy of a resolution of the shareholders of the Obligor's Agent approving this Supplemental Agreement; and

(ii)
a waiver fee in an amount of E1,350,000 paid by the Parent to the Facility Agent for the account of the Lenders.

(b)
Within 5 Business Days of the Australian Acquisition a certified copy of the Shareholders Agreement in a form and substance satisfactory to the Facility Agent.

8. INCORPORATION

(a)
This Supplemental Agreement is designated as a Senior Finance Document.

(b)
This Supplemental Agreement shall, from the Implementation Date, be deemed to be incorporated as part of the Credit Agreement so that references in the Credit Agreement to "this Agreement", "herein" and like terms shall include this Supplemental Agreement and the Credit Agreement as supplemented and amended by this Supplemental Agreement.

(c)
Except as otherwise provided in this Supplemental Agreement, the Senior Finance Documents remain in full force and effect.

9. GUARANTORS

  The Obligors' Agent agrees on behalf of each Guarantor to the amendment of the Credit Agreement provided for in this Supplemental Agreement and confirms that the guarantee given by such Obligor under the Credit Agreement (and any Guarantor Accession Agreement entered into by such Obligor) remains in full force and effect and covers all amounts outstanding from time to time under the Amended Credit Agreement (subject to any limitation originally provided for in relation to it in the Credit Agreement (or any Guarantor Accession Agreement entered into by it)).

10. SECURITY

  The Obligors' Agent agrees on behalf of each Obligor that each Security Document granted by the Obligors remains in full force and effect and secures all amounts outstanding from time to time under the Amended Credit Agreement (subject to any limitation set out in such Security Document or under the Amended Credit Agreement or any Guarantor Accession Agreement).

11. FEES AND EXPENSES

  The Company shall reimburse the Facility Agent for the reasonable out-of-pocket charges and expenses (including, without limitation, the fees and expenses of legal advisers) incurred by it in connection with the negotiation, preparation, printing and execution of this Supplemental Agreement, together with all value added and similar taxes applicable to the same.

12. MISCELLANEOUS

(a)
The provisions of Clauses 26 (Expenses), 29 (Amendments and Waivers), 36 (Notices) and 37 (Jurisdiction) of the Credit Agreement shall apply to this Supplemental Agreement as though they were set out in this Supplemental Agreement in full, but as if references in those Clauses to the Credit Agreement were references to this Supplemental Agreement.

(b)
The terms of this Supplemental Agreement may only be enforced by a party to it and the operations of the Contracts (Rights of Third Parties) Act 1999 are excluded.

13. COUNTERPARTS

  This Supplemental Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Supplemental Agreement.

14. GOVERNING LAW

  This Supplemental Agreement is governed by English law.

This Supplemental Agreement has been entered into on the date first stated at the beginning of this Supplemental Agreement.

SCHEDULE 1
SCHEDULE 12
INTERNET ACCOUNTING RULES
INCOME STATEMENT

GENERAL RULES

Trader.com now needs to present separate Online (Internet-related) and Offline (Print-related) financial statements.

The applicable method for splitting revenues and costs (until EBITDA only) is the following:

–
specific offline/online items (i.e. fully dedicated to each activity): to allocate directly to respective activities,

–
non specific items (related to both activities): should be allocated using specific allocation rules.

Private Classified Ads—Revenue

Overall definition

It represents revenue from classified and photo ads (including upselling) placed by individuals.

In particular, classified ads do not include professional, commercial and auto dealer ads, which are classified in professional ads (see Professional ads—Revenue).

Classified ads revenue should not include revenues from related paid telephone and fax lines which are included in Other revenues.

  Breakdown offline/online

•
Specific online revenue:

–
Ads for which customers pay to be placed only on the website

–
Specific upselling on the website

•
Specific offline revenue:

–
Ads not included on a website

•
Non specific revenue:

  All other ads which are included both in the print publications and the websites with a bundle price.

•
Allocation method is the following:

–
price increases occurring from June 1999 (or once the ads are on the website) are to be allocated to online. Further increases: % allocation to online should be decided case by case with Corporate (with analysis of circulation versus Internet sessions trends)

•
Comments:

–
for countries with high inflation (Hungary,...), the portion of price increase related to inflation should be allocated to offline (to specify with Corporate)

–
accounting systems must be able to precisely trace this allocation: the online portion should be specified on the invoices, breakdown of revenues should be supported by back up listings.

Private Classified Ads—Ads solicitation costs

  Overall definition

It represents salaries, commissions, bonuses, fringe benefits and social charges related to active telemarketing activities (outbound) related to classified ads, excluding supervisors' salaries which are included in Classified ads—Salary. It also includes all other direct costs linked to the ads solicitation process (direct mailing costs,...).

  Breakdown offline/online

•
Specific online cost:

–
Costs (salaries, commissions...) related to fully dedicated online personnel (case of an operation with no print publication)

–
Commissions of non dedicated personnel, related to online revenue only (see Classified ads—revenue)

•
Specific offline cost:

–
Costs (salaries, commissions...) related to fully dedicated offline personnel (case of a publication with no website)

–
Commissions of non dedicated personnel, related to offline revenue only (see Classified ads—revenue)

•
Non specific cost:

  All other costs (salaries, commissions, bonuses...) not fully dedicated must be allocated using the calculated prorata of total classified ads revenue or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities.

Private Classified Ads—Commissions

Overall definition

It represents commissions to employees or subcontractors responsible for classified ads revenue (refer to list in Classified ads—Salary)

In particular, if ad takers (see Direct production cost—Salary) also do upselling, the variable part of their salary (commissions, bonuses), directly linked to upselling of classified ads, must be located in commission.

Split between classified ads and professional ads: refer to Classified ads—Ads solicitation

  Breakdown offline/online

•
Specific online cost:

–
Commissions related to fully dedicated online personnel (case of an operation with no print publication)

–
Commissions of non dedicated personnel, related to online revenue only (see Classified ads—revenue)

•
Specific offline cost:

–
Commissions related to fully dedicated offline personnel (case of a publication with no website)

  –
  Commissions of non dedicated personnel, related to offline revenue only (see Classified ads—revenue)

•
Non specific cost:

  All other commissions not fully dedicated must be allocated using the calculated prorata of total classified ads revenue or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities.

Private Classified Ads—Salary

  Overall definition

It represents salary expenses (including fringe benefits and social charges), of employees working directly for the classified ads, such as photographers, classified ads supervisors.

Split between classified ads and professional ads: refer to Classified ads—Ads solicitation

  Breakdown offline/online

•
Specific online cost:

  Salaries related to fully dedicated online personnel (case of an operation with no print publication)

•
Specific offline cost:

  Salaries related to fully dedicated offline personnel (case of a publication with no website)

•
Non specific cost:

All salaries of non fully dedicated personnel must be allocated using the calculated prorata of total classified ads revenue or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities.

  Professional ads—Revenue

  Overall definition

It represents revenue from classified ads placed by professionals, dealers.

Split between classified ads and professional ads: refer to Classified ads—Revenue

  Breakdown offline/online

Refer to Classified ads—Revenue

Professional ads—Ads solicitation

  Overall definition

Refer to Classified ads—Ads solicitation

  Breakdown offline/online

Refer to classified ads—Ads solicitation

In addition, specific online costs could also include for example salaries related to outbound personnel who place free ads on the website only.

Professional ads—Commissions

Refer to Classified ads—Commissions

Professional ads—Salary

Refer to Classified ads—Salary

Display—Revenue

  Overall definition

It represents revenue from display advertising, including barter revenues as well as minisites, banners... on a website.

  Breakdown offline/online

•
Specific online revenue:

  Display advertising placed on a website: minisites/powerpages, local and national banners, sponsorship...

•
Specific offline revenue:

  Display advertising placed in a print publication

•
Non specific revenue:

  Bundle offers (online + offline) with overall discount.
  Allocation method: breakdown of revenue should be based on standard pricing for the two separate offers, with discount % allocated equally to both
  Comment: the online portion should be specified on the invoices.

Display—Ads solicitation

  Overall definition

Refer to Classified ads—Ads solicitation

  Breakdown offline/online

Refer to Classified ads—Ads solicitation

Display—Commissions

  Overall definition

It represents commissions to employees, and subcontractors responsible for display revenues such as external agencies (ex: Doubleclick for online revenue...) or external sales representatives.

  Breakdown offline/online

•
Specific online cost:

–
Commissions related to fully dedicated online personnel

–
Commissions related to third party (ex: Doubleclick)

  –
  Commission of non dedicated personnel, related to online revenue only (see Display—revenue)

•
Specific offline cost:

–
Commissions related to fully dedicated offline personnel or third party

–
Commission of non dedicated personnel, related to offline revenue only (see Display—revenue)

•
Non specific cost:

  All other commissions not fully dedicated (if any) must be allocated using the prorata of total display revenue or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities.

Display—Salary

  Overall definition

It represents salary expenses (including fringe benefits and social charges) of employees, subcontractors and supervisors working directly for display revenue.

In particular, it should include display photographers.

  Breakdown offline/online

•
Specific online cost:

Salaries related to fully dedicated online personnel

•
Specific offline cost:

Salaries related to fully dedicated offline personnel

  –
  Non specific cost:

  All salaries of non fully dedicated personnel must be allocated using the calculated prorata of total display revenue or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities.

Circulation—Revenue

  Overall definition

It represents gross revenues coming from sales and subscription of the publications, and more generally from access to the information included in the publications/websites.

In particular, revenue from publications should be equal to:

–
For internal distribution, number of copy sold × selling price to outlet (excluding taxes)

–
For external distribution, number of copy sold × retail price (excluding taxes)

  Breakdown offline/online

•
Specific online revenue:

–
access to premium listings on the website

•
Specific offline revenue:

–
sales and subscription of the publications

•
Non specific revenue:

  None identified

Circulation—Commissions

  Overall definition

It represents commissions to employees and subcontractors responsible for circulation revenue.

  In particular:

–
distribution commissions to third party distributors and to outlets (if gross revenues based on retail price),

–
commissions to internal distributor or subcontractors.

–
Breakdown offline/online

It should represent only specific offline costs, unless specific cases to justify.

Circulation—Salary

  Overall definition

It represents salary expenses (including fringe benefits and social charges) of circulation supervisors, employees and subcontractors working directly for circulation.

  Breakdown offline/online

It should represent only specific offline costs, unless specific cases to justify.

Circulation—Transportation and logistics

  Overall definition

It represents expenses linked to transportation/shipping of the publications to the end customer (mail expenses in case of subscriptions) or to the end distributor (in case of third party distribution).

  Breakdown offline/online

It should represent only specific offline costs, unless specific cases to justify.

Service—Revenue

  Overall definition

It represents revenue from referral or brokerage commissions (warranty, financing, insurance.....), or sale of other services.

It should only represent the commission owed and billed by the company, and not the total premium paid by the final customer.

  Breakdown offline/online

•
Specific online revenue:

–
sales registered though a website, or by other means (phone call from the customer...) with identification online thanks to a specific Online phone number/code number

•
Specific offline revenue:

–
sales registered through Outbound calls (Call centers/telemarketing...), or by other means (phone call from the customer...) with identification offline thanks to a specific Offline phone number/code access number

•
Non specific revenue:

None identified

Service—Commissions

  Overall definition

It represents commission expenses of employees and subcontractors responsible for service revenue.

In particular, it should include commissions related to the sale of services by ad takers or telemarketing personnel. It should also include commissions paid to call centers or any other third party selling services on our behalf.

  Breakdown offline/online

Costs are considered as non specific (except for identified dedicated expenses—outbound call centers, third party) and are allocated based on prorata of total Service revenues.

Service—Salary

  Overall definition

It represents salary expenses (including fringe benefits and social charges) of employees, subcontractors and supervisors responsible for service revenues.

  Breakdown offline/online

Costs are considered as non specific (except for identified dedicated expenses, if any) and are allocated based on prorata of total Service revenues.

Other—Revenue

  Overall definition

It represents any revenue not listed in the above-mentioned categories.

  Breakdown offline/online

•
Specific online revenue:

–
Auction

–
e-commerce, website maintenance and consulting services

•
Specific offline revenue:

–
Printing revenue—3rd party (gross revenue—related production costs should be in Direct production costs)

–
Circulation revenue—3rd party

  –
  Minitel

  –
  Paid telephone and fax lines

  –
  Database

  –
  Other...?

•
Non specific revenue:

    None identified

Other—Commissions

  Overall definition

It represents commission expenses of employees and subcontractors responsible for other revenue (as defined above).

  Breakdown offline/online

Refer to breakdown in Other—Revenue

Other—Salary

  Overall definition

It represents salary expenses (including fringe benefits and social charges) of employees, subcontractors and supervisors responsible for service revenues.

  Breakdown offline/online

    Refer to breakdown in Other—Revenue

Direct Production Cost—Salary

  Overall definition

It represents salary expenses (including fringe benefits and social charges) of in-house personnel working on the production of our publications and websites, such as:

–
Ad takers (salary only: see Classified ads & Services—Commissions for commissions), including customer service if any,

–
Proof-readers,

–
Persons from lay-out, studio & artwork departments,

–
Persons from printing plant,

–
Journalists, editorial photographers,

–
Persons from the computerized production department,

–
Internet designers, programmers, Web masters...

  Breakdown offline/online

•
Specific online cost:

    All persons fully dedicated to the online activity & website such as:

  –
  Internet designers, programmers, Web masters...

  –
  Any other person working specifically on the maintenance/development/content of the websites

•
Specific offline cost:

    All persons fully dedicated to the offline activity & publications (all persons if no website) such as:

  –
  Persons from printing plant

  –
  Studio & artwork (if specific for print advertising)...

•
Non specific cost:

–
Ad takers

–
Proof-readers.....

  Allocation should be done based on prorata of total respective revenue (classified ad revenue for takers and proof-readers.....) or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities.

Direct Production Cost—Paper

  Overall definition

It represents paper costs for the production of our publications.

If no split is available or possible between paper / printing / other production costs from the printer, costs should be located in Other production costs

Breakdown offline/online

All costs should be allocated to offline.

Direct Production Cost—Stripping

  Overall definition

It represents subcontracted pre-press expenses (flashing, etc) or materials used internally in this process.

  Breakdown offline/online

All costs should be allocated to offline.

Direct Production Cost—Printing

  Overall definition

It represents the expenses related to the actual printing operations, including ink, set-up, etc. If no split is available or possible between paper/printing/other production costs from the printer, costs should be located in Other production costs

  Breakdown offline/online

All costs should be allocated to offline.

Direct Production Cost—Binding

  Overall definition

It represents the expenses related to after-printing operations.

  Breakdown offline/online

All costs should be allocated to offline.

Direct Production Cost—Other

  Overall definition

It represents other costs not detailed above, such as subcontracted tasks which would be in Salary if internal (refer to Direct production cost—Salary).

  Breakdown offline/online

    Refer to Direct production cost—Salary

Marketing Cost

  Overall definition

It represents all marketing expenses, including salaries and expenses of marketing personnel, advertisement, barter, trade shows, research activity, promotional material, customer appreciation, etc.

In particular, no costs of racks should be included, as they represent capital expenditures.

  Breakdown offline/online

•
Specific online cost:

    All costs fully dedicated to the promotion of the websites such as:

  –
  advertising on portals or other websites,

  –
  cross promotion (advertising in our own publications): cost should be transferred from offline to online on the basis of the lower tariff applied to our customers.

•
Specific offline cost:

    All costs fully dedicated to promotion of the publications

•
Non specific cost:

    All marketing expenses concerning both publications & websites (overall campaign on the brand...) shall be allocated, based on (in the opinion of management,) management assessment of time and effort expended on Internet related activities.

Cost of personnel—General and Administration

  Overall definition

It represents salary expenses (including fringe benefits and social charges) of employees not related to classified ads, professional ads, display, circulation, service, other revenues, and direct cost. These costs should also include human resources costs (recruitment, training, relocation costs, payroll fees, etc).

Departments involved are:

–
Management

–
Finance and accounting

–
Human resources

–
Legal

–
MIS

–
Administration

  Breakdown offline/online

•
Specific online cost:

    All persons fully dedicated to online activity such as Internet managers.....

•
Specific offline cost:

    All persons fully dedicated to offline activity such as managers in charge of circulation, production...

•
Non specific cost:

    All remaining persons, not fully dedicated to a specific activity.

    Allocation should be done based on prorata of total revenues or, if more appropriate (in the opinion of management) based on management assessment of time and effort expended on Internet related activities. The resulting ratio of online costs and offline costs can be used to determine the allocation of non-specific general and administration cost.

Premises Cost—General and Administration

  Overall definition

It represents for each location:

–
Rent,

–
Electricity, taxes and business tax,

–
Repairs and maintenance,

–
Premises insurance,

–
Cleaning of offices.

  Breakdown offline/online

•
Specific online cost:

    Rent expenses of specific Online offices, or—for shared offices—based on % surface occupied by fully dedicated online personnel.

•
Specific offline cost:

    Rent expenses of specific Offline offices, or—for shared offices—based on % surface occupied by fully dedicated offline personnel.

•
Non specific cost:

    Remaining costs—surface occupied by non fully dedicated personnel—should be allocated on the same basis as costs are shared for non specific personnel

Office Expenses—General and Administration

  Overall definition

It represents general office expenses such as:

–
Contractors for computer,

–
Subscription to magazines,

–
Suppliers,

–
Payroll fees,

–
Postal fees,

–
Insurance costs....

  Breakdown offline/online

Costs which are considered non specific (except for identified dedicated expenses—related to specific personnel/office) and are to be allocated on the same basis as costs are shared for non specific personnel.

Telephone—General and Administration

  Overall definition

It represents expenses such as:

–
Telephone cost,

–
Long distance calls,

–
Cellular,

–
Fax,

–
Minitel costs for consultation....

  Breakdown offline/online

Costs are considered as non specific (except for identified dedicated expenses—related to specific personnel/specific phone lines) and are to be allocated as non specific premises costs..

Travel and Vehicle—General and Administration

  Overall definition

It represents expenses such as:

–
Car insurance,

–
Car leasing costs,

–
Travel expenses,

–
Plane,

–
Hotel,

–
Transportation card (France),

–
Gift and wish cards,

–
Seminars....

  Breakdown offline/online

•
Specific online cost:

    All expenses fully dedicated to online such as:

  –
  travel and car expenses of fully dedicated online personnel,

  –
  seminars on Internet topics...

•
Specific offline cost:

    All expenses fully dedicated to offline such as:

  –
  travel and car expenses of fully dedicated offline personnel,

  –
  seminars on Offline topics....

•
Non specific cost:

    All remaining costs should be allocated on the same basis as for non specific personnel

Contract services—General and Administration

  Overall definition

It represents expenses such as:

–
Audit fees,

–
Legal fees,

–
MIS fees,

–
Contract negotiation costs...

  Breakdown offline/online

•
Specific online cost:

    All expenses related to specific online business.

•
Specific offline cost:

    All expenses related to specific offline business.

•
Non specific cost:

    All remaining expenses should be allocated based on the same basis for non-specific personnel

Bank Charges—General and Administration

  Overall definition

It represents expenses such as:

–
Bank charges from day to day operations,

–
Credit card fees.....

  Breakdown offline/online

All costs are considered as non specific (except for identified significant dedicated expenses that can be booked as specific) and are to be allocated based on prorata of total revenues.

Bad Debt—General and Administration

  Overall definition

It represents:

–
Annual adjustment to reserve for allowance for doubtful accounts,

–
Collection fees paid to third parties,

–
Bad debts written off net of recoveries.

  Breakdown offline/online

All costs are considered as non specific (except for identified significant dedicated expenses that can be booked as specific) and are to be allocated based on prorata of total revenues.

Capital taxes—General and Administration

  Overall definition

    It represents taxes on capital paid or accrued for the current fiscal year.

It should not include taxes on other items such as vehicle, city taxes that should be classified in Office or Premises costs.

  Breakdown offline/online

All costs are considered as non specific and are to be allocated based on prorata of total revenues.

Restructuring costs—General and Administration

  Overall definition

It represents expenses related to the implementation of a restructuring plan such as relocation of an operation, abandonment of operations or productive assets, or the impairment of the carrying value of productive or long-lived assets...

  Breakdown offline/online

    Specific online costs:

All costs related to online restructuring plans.

Specific offline costs:

All costs related to offline restructuring plans.

Non specific cost:

All remaining costs should be allocated on the same basis as for non-specific personnel.

Gain/loss on sale of fixed assets—General and Administration

  Overall definition

It represents mechanical gain/loss related to the sales of fixed assets.

  Breakdown offline/online

Costs are specific, based on the nature of the fixed asset (online or offline, as identified in the Capital expenditures).

Severance payments—General and Administration

  Overall definition

It represents severance payments to employees leaving the company.

  Breakdown offline/online

Refer to Cost of personnel—General and Administration

Other costs—General and Administration

  Overall definition

It represents any other costs to be included in General and Administration costs.

  Breakdown offline/online

All costs are considered as non specific (except for identified significant dedicated expenses that can be booked as specific) and are to be allocated based on the same basis as for non-specific personnel.

Acquisition costs

  Overall definition

It should include salaries and expenses of internal people specifically dedicated to acquisitions, as well as external professional fees (audit, legal...) spent on acquiring new businesses (if the acquisition is successful, all external costs are capitalized).

  Breakdown offline/online

To specify person by person based on their respective activities and project by project.

Headquarter Costs

Overall definition

It represents all costs and expenses incurred by the holding and management companies in the Netherlands, United Kingdom, France and Switzerland, except for all costs incurred by the legal entity "Trader.com Internet Machine GIE" which represent specific online costs.

Non Specific costs:

To be allocated as set out below

Department	Online Allocation		Offline Allocation
Finance	30%		70%
Operation-Region I	50%		50%
Operation-Region II	50%		50%
Operation-CRM/Best Practices	50%		50%
Human Resources	30%		70%
Legal	30%		70%
Public Relation & Communication	30%		70%
International Portal	100%		0%
Internet Management	100%		0%
Information System & Technology	100%		0%
Executive Management	30%		70%
Acquisitions	50%		50%
Facility & Other	30	µ	70%

SIGNATORIES TO THE SUPPLEMENTAL AGREEMENT

Parent

TRADER. COM N.V.

By: RUUD WAALS

Obligors' Agent
(for and on behalf of each of the Obligors)

TRADER.COM GROUP B.V.

By: RUUD WAALS

Arranger

CREDIT SUISSE FIRST BOSTON

By: MATTHEW VYLE            GARRETT LYNSKEY

Facility Agent
(for and on behalf of the Lenders)

CREDIT SUISSE FIRST BOSTON

By: MATTHEW VYLE            GARRETT LYNSKEY

Security Agent

DLJ CAPITAL FUNDING, INC.

By: ROBERT HEALEY

Syndication Agent

CREDIT SUISSE FIRST BOSTON

By: MATTHEW VYLE            GARRETT LYNSKEY

FIFTH SUPPLEMENTAL AGREEMENT

Dated 25th May, 2001

Between

TRADER.COM N.V.
as Parent

TRADER.COM GROUP B.V.
as Obligors' Agent

CREDIT SUISSE FIRST BOSTON
as Arranger

CREDIT SUISSE FIRST BOSTON
as Facility Agent and Syndication Agent

and

DLJ CAPITAL FUNDING, INC.
as Security Agent

ALLEN & OVERY
 London

CONTENTS

Clause		Page
1.	Interpretation	1
2.	Waivers	2
3.	Amendments to the Credit Agreement	10
4.	Further Amendments to the Credit Agreement	15
5.	Representations and Warranties	16
6.	Conditions Precedent	17
7.	Conditions Subsequent	18
8.	Incorporation	18
9.	Guarantors	13
10.	Security	13
11.	Fees and Expenses	13
12.	Miscellaneous	13
13.	Counterparts	13
14.	Governing Law	13
Schedules
1.	New Schedule 12—Internet Accounting Rules	20